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                                                                    Exhibit 99.2

                                ESCROW AGREEMENT
                                ----------------


     ESCROW AGREEMENT dated as of July 1, 2005 (this "Agreement"), by and among Tejas Incorporated, a Delaware corporation ("Parent"), Capital & Technology Advisors Inc., a Delaware corporation ("Target"), the persons and entities listed on the Signature page hereto as "Sellers" (individually a "Seller" and collectively, the "Sellers" and, with Parent, the "Parties") and HSBC Bank USA, National Association, as escrow agent (the "Escrow Agent").

     WHEREAS, pursuant to that certain Agreement and Plan of Merger among the Parties dated the date hereof (the "Merger Agreement"), Tejas Acquisition Corp., a wholly owned subsidiary of Parent, has been merged with and into Target; and

     WHEREAS, a portion of the consideration received by the former stockholders of Target under the Merger Agreement is 3,157,895 shares (the "Consideration") of Parent's common stock, $0.001 par value per share (the "Common Stock"); and

     WHEREAS, pursuant to Section 2.02 of the Merger Agreement, ten percent (10%) of the Consideration received by the Sellers (the "Escrowed Stock") is to be deposited by the Sellers in escrow pursuant to the terms of this Agreement (together with any dividends or other distributions relating thereto and any proceeds from the sale of the Escrowed Stock as herein provided held under this Agreement, the "Escrowed Property"); and

     WHEREAS, the Sellers, the Target and Parent desire the Escrow Agent to receive, hold and dispose of the Escrowed Property in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent is willing to do so.

     NOW, THEREFORE, the parties agree as follows:

     1. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to those terms in the Merger Agreement.

     2. The Escrow Agent agrees to hold and dispose of the Escrowed Stock and any other Escrowed Property upon receipt of the same, and all interest earned thereon, and to act as Escrow Agent, all in accordance with all of the terms, conditions and provisions of this Agreement.

     3. The Escrowed Stock and all other Escrowed Property, if any, received by the Escrow Agent shall be deposited in an account (the "Escrow Account") at an office of the Escrow Agent. The Escrow Agent agrees to invest and reinvest any cash in the Escrow Account, in (i) obligations issued or guaranteed by the United States Government, its agencies or instrumentalities or (ii) a money market account managed by HSBC Bank USA or any of its subsidiaries or affiliates with a stated investment objective of investing only in the foregoing overnight deposits, as the Escrow Agent shall be advised from time to time in writing by the Parent and Sellers provided. The earnings realized from investments and all interest, if any, accruing on monies held in Escrow Account shall be added to


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the Escrow Account. Any loss incurred from an investment, including all costs of investment or liquidation, including without limitation all withholding and other taxes, will be borne by the Escrow Account. The Sellers agree to furnish to the Escrow Agent upon execution of this Agreement and as subsequently required all appropriate U.S. tax forms and information in order for the Escrow Agent to comply with U.S. tax regulations. The Escrow Agent shall not be accountable or liable for any losses resulting from the sale or depreciation in the market value of such investments thereof.

     4. (a) The Sellers shall have all the rights of a stockholder with respect to the Escrowed Stock held in their names (including without limitation the right to vote such shares and the right to receive dividends and distributions thereon), except

          (i) the right of possession thereof,

          (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of such shares or any interest therein, and

          (iii) the right to possession of any dividends or other distributions (including any stock split, share exchange, or consideration distributed in connection with any merger, consolidation or similar recapitalization) received in respect thereof which shall become additional Escrowed Property, provided, that in the event of any tender offer for the equity of Parent that would result in a Change of Control, the Sellers shall have the right to elect to accept the offer made in connection with such bid, and the Escrow Agent, upon the written direction of the Sellers, together with appropriate stock powers endorsed in blank, shall deliver up pursuant to such written direction such shares of Escrowed Stock then in its possession for delivery upon acceptance of such offer, and the shares or other consideration provided in exchange therefore shall be held by the Escrow Agent on the same basis as the Escrowed Stock, as provided for herein.

     (b) The following sets forth beside the name of each Seller such Seller's percentage interest of the Escrow Property (the "Pro Rata Interest"):

                   ---------------------------------------
                   Niskayuna Development LLC     85 %
                   ---------------------------------------
                   Wayne Barr, Jr.               15 %
                                                 ----
                   ---------------------------------------

     5. (a) The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrowed Property to provide for payments required to be made under this Agreement and shall not be liable for any fluctuation in market value.

          (b) Under the terms of the Merger Agreement, the Parent may have a claim against the Escrowed Property following the Closing (as defined in the Merger Agreement) under certain circumstances (a "Claim"). The Escrow Agent need not inquire into or consider whether a Claim complies with the requirements of the Merger Agreement.


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          (c) From time to time on or before the date that is two (2) years after the Closing Date, the Parent may give a notice (a "Notice") to the Sellers and the Escrow Agent specifying in reasonable detail the facts, circumstances and basis of the Claim, as well as the dollar amount of any Claim it may have under the Merger Agreement. The Parent may make more than one Claim with respect to any underlying state of facts. If the Sellers give a Notice to the Parent and the Escrow Agent disputing any Claim (a "Counter Notice") within 30 days following receipt by the Escrow Agent of the Notice regarding such Claim, the Escrow Agent shall proceed as provided in paragraph (d) below. If no Counter Notice is received by the Escrow Agent and the Parent within such 30-day period with respect to a Claim on the Escrowed Property, then the dollar amount of damages claimed by the Parent as set forth in its Notice shall be deemed established for purposes of this Agreement and, at the end of such 30-day period, the Escrow Agent shall deliver to the Parent shares, valued for such purposes at the Fair Market Value (as hereinafter defined), as specified in the notice, in the aggregate dollar amount claimed in the Notice from the Escrowed Property. Escrow Agent shall deliver the certificate representing the Escrowed Property to Corporate Stock Transfer (the "Transfer Agent"), at 3200 Cherry Creek Drive South, Suite 430, Denver CO. 80209 (telephone: 303-282-4800; fax:
303-282-5800) and the Escrow Agent shall direct the Transfer Agent to pay the Parent the full amount of such Claim by delivery of Escrowed Stock equal to the amount of the Claim. Following any such payment, the Escrow Agent shall receive a new stock certificate representing the remaining Escrowed Stock represented by the certificate originally delivered to the Transfer Agent. Escrow Agent shall have no obligation hereunder to confirm that such stock certificate represents the amount of the remaining Escrowed Stock. In the event that the Escrowed Stock has a Fair Market Value that is less than a Claim (or if there is no Escrowed Stock in the Escrow Account) (such difference, or if there is no Escrowed Stock in the Escrow Account the amount of such Claim, in each case, the "Claim Balance"), if there is any cash in the Escrow Account at the time such Claim is to be paid, all such cash shall be paid to Parent, up to the amount of the Claim Balance, together with all remaining Escrowed Stock, if any. For purposes of this Agreement, "Fair Market Value" of the Escrowed Stock means the average of the closing prices of a share of Common Stock for (x) the fifteen trading days preceding the date of such Claim, (y) the date of such Claim (if a trading day) and (z) the fourteen or fifteen (if the date of the Claim is not a trading day) trading days after the date of such Claim on the principal national securities exchange on which the Common Stock is listed at such time or, if not so listed or quoted, the mean between the closing bid and asked prices of publicly traded shares of Common Stock in the over-the counter market or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Parent or if not so reported, the Closing Price. Such Fair Market Value shall be set forth in a notice from Parent to the Escrow Agent.

          (d) If a Counter Notice is given with respect to a Claim, the Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of the Parent and the Sellers, or (ii) the decision of an arbitrator, provided and certified to the Escrow Agent by the Parent, if the Parties (other than the Escrow Agent) agree to submit to arbitration, pursuant to Section 10.01 of the Merger Agreement. The Escrow Agent shall act on (i) and
(ii) in the preceding sentence without further question.


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          (e) Unless sooner terminated by distribution of the entire amount of the Escrowed Property, the earlier of (x) on the date that is two (2) years after the date hereof, or the first business day thereafter (the "Termination Date"), or (y) upon notice provided by Parent and the Sellers of a Change of Control, the Escrow Agent shall pay, deliver and distribute certificates and cash representing the remaining amount of the Escrowed Property to the Sellers (pro rata in accordance with the number of shares of Escrowed Stock delivered into the Escrow Account on behalf of each such Seller), unless any Claims on the remaining Escrowed Property are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as mutually determined by Parent and the Sellers within 30 days prior to the Termination Date using the procedures outlined in subsections (b) through (d) above) shall be retained by the Escrow Agent in the Escrowed Property (and the balance so delivered to the Sellers) until it receives any of the items set forth in subsection (d) above. For purposes of determining the number of shares of Escrowed Stock to be so retained, the shares shall be valued at the Fair Market Value. Nothing in this Agreement shall be construed as limiting the Sellers' liability to the Parent or the Target to the value of the Escrowed Property. For the purposes of this Agreement "Change of Control" means (i) the sale, conveyance or other disposition by Parent of all or substantially all of its property or business or Parent's merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation), (ii) the consummation of any other transaction or series of related transactions in which more than 50% of the voting power of Parent is disposed of, (iii) the execution by Parent of any binding agreement providing for any of the foregoing transactions or (iv) the change in a majority of Parent's board of directors (unless such successor directors' nomination for election to the board of directors is recommended by a majority of the directors existing on the date hereof).

     6. The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein and no duties shall be implied, and such duties and obligations shall be determined solely by the express provisions of this Agreement. In connection with its duties hereunder, the Escrow Agent shall be protected in acting or refraining from acting upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to it hereunder and believed by it to be genuine and to have been signed or sent by the proper party or parties; and the Escrow Agent shall not be liable for anything it may do or refrain from doing in connection with its duties hereunder, except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Parties. The Escrow Agent may consult counsel and shall be protected in respect of any action taken or omitted to be taken by it in good faith on the written advice of such counsel.

     7. In the event the Escrow Agent shall be uncertain as to its duties or rights under this Agreement or shall receive any instruction, claim or demand which, in the opinion of the Escrow Agent, is in conflict with the provisions of this Agreement (any of the foregoing, a "Dispute"), the Escrow Agent shall be entitled to refrain from taking any action with respect to such Dispute and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise by an instrument in writing signed by the Sellers and the Parent.


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     8. The Escrow Agent shall be reimbursed for all reasonable expenses, including, without limitation, reasonable counsel fees and compensation in the form of legal fees and disbursements, reasonably incurred by the Escrow Agent in connection with the performance of its duties and obligations under this Agreement, which amounts shall be paid by the non-prevailing party, as set forth in the final determination. The Sellers (pro rata based on their respective Pro Rata Interests) and the Parent shall each pay one-half of the fees of the Escrow Agent set forth on Schedule A hereto.

     9. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.


     10. The Parties shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the "indemnitees") from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with
(i) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Parties. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

     11. Each of the Sellers represents that its correct Taxpayer Identification or Social Security Number ("TIN") assigned by the Internal Revenue Service ("IRS") or any other taxing authority is set forth on the signature page hereof.

     12. The Escrow Agent may resign at any time by giving at least 30 days' prior written notice to the Sellers and the Parent, such resignation to be effective upon the acceptance of appointment by the successor Escrow Agent as hereinafter provided. The resigning Escrow Agent may appoint a successor Escrow Agent, reasonably acceptable to the Sellers and the Parent, or either the Sellers (acting unanimously) or the Parent may appoint a successor Escrow Agent, reasonably acceptable to the other party. If a successor Escrow Agent shall not have been appointed within 20 days after such notice of resignation, either the Sellers (acting unanimously) or the Parent may apply to any court of competent jurisdiction to appoint a successor Escrow Agent. Any successor Escrow Agent, however appointed, shall execute and deliver to the predecessor Escrow Agent an instrument accepting such appointment, and thereupon such Successor Escrow Agent shall, without further act, become fully vested with all the rights, powers, obligations and duties of the predecessor Escrow Agent with respect to the Escrowed Property with the same effect as if originally named the Escrow Agent.

     13. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or four (4) Business Days after mailing by certified mail, postage paid, return receipt


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requested, to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Parent or Target:

          Kurt J. Rechner
          Tejas Incorporated
          2700 Via Fortuna, Suite 400
          Austin, TX  78746

     with a copy to:

          John R. Hempill, Esq.
          Morrison & Foerster LLP
          1290 Avenue of the Americas
          New York, NY  10104-0050

     If to the Sellers, to their respective addresses set forth on the signature page of this Agreement.

     If to Escrow Agent:

          HSBC Bank USA, National Association
          452 Fifth Avenue
          New York, NY  10018
          Fax: 212-525-1300
          Phone: 212-526-1343

     or to such other address as may have been furnished in writing to the party giving notice by the party to whom notice is to be given.

     14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REGARD TO ANY LAWS OR RULES WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, OR ANY PRESUMPTION OR CONSTRUCTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED.

     15. This Agreement shall not be assignable, except that Target shall assign all of its rights and obligations under this Agreement to any affiliate of Parent to which it has transferred all or substantially all of its assets or which is a successor by merger and such assignment shall not require the consent of any party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.


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     16. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.

     17. This Agreement, the Merger Agreement and the other agreements referred to in such agreements embody the entire agreement between any of the parties as to the subject matter hereof and there have been and no agreements, representations or warranties, oral or written, between the parties other than those set forth or provided for in this Agreement and the Merger Agreement and the other agreements referred to in such agreements. This Agreement may not be added, modified, changed or waived, in whole or in part, except in an instrument in writing signed by each of the parties hereto.


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TAX CERTIFICATION: Taxpayer ID or Social Security #: _______________

Customer is a (check one):

___ Corporation  ___ Municipality  ___ Partnership  ____ Non-profit or
                                                         Charitable Org
___ Individual  ___ REMIC  ___ Trust  ___ Other ____________________

UNDER THE PENALTIES OF PERJURY, THE UNDERSIGNED CERTIFIES THAT:

(1)  IF AN ENTITY, IS ORGANIZED UNDER THE LAWS OF THE UNITED STATES

(2) THE NUMBER SHOWN ABOVE IS ITS OR HIS CORRECT TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER (OR IT IS WAITING FOR A NUMBER TO BE ISSUED TO IT OR
     HIM); AND

(3) IT IS NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) IT IS EXEMPT FROM BACKUP WITHHOLDING OR (B) IT HAS NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT IT IS SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED IT THAT IT IS NO LONGER SUBJECT TO BACKUP WITHHOLDING.

(IF THE CERTIFIER IS SUBJECT TO BACKUP WITHHOLDING, CROSS OUT THE WORDS AFTER THE (3) ABOVE.)

INVESTORS WHO DO NOT SUPPLY A TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER WILL BE SUBJECT TO BACKUP WITHHOLDING IN ACCORDANCE WITH IRS REGULATIONS.

NOTE: THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

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IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement on the date and year first above written.

TEJAS INCORPORATED

By: /s/ Kurt J. Rechner
   ------------------------------
    Name:
    Title:


CAPITAL & TECHNOLOGY ADVISORS, INC.

By: /s/ Wayne Barr, Jr
   ------------------------------
    Name:
    Title:
    Address:



NISKAYUNA DEVELOPMENT LLC

    By: /s/ Jared E.Abruzzese, Sr.
       ------------------------------
    Name: Jared E. Abbruzzese, Sr.
    Title: Managing Member
    Address:



WAYNE BARR, JR.

  /s/ Wayne Barr, Jr
------------------------------
    Address:



HSBC BANK USA, NATIONAL ASSOCIATION

By:  /s/ Lisa J. Price
   ------------------------------
     Name:  Lisa J. Price
     Title: Vice President



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SCHEDULE A

ESCROW AGENT'S COMPENSATION: ANNUAL ADMINISTRATION FEE: THREE THOUSAND FIVE HUNDRED DOLLARS ($3,500) WITHOUT PRORATION OF PARTIAL YEAR






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